Exhibit 10.2

AMENDMENT TO THE

CHINA 3C GROUP

2011 RESTRICTED STOCK PLAN

Amendment Number 1

WHEREAS, China 3C Group, a Nevada corporation (the “Company”), maintains the China 3C Group 2011 Restricted Stock Plan (the “Plan”);

WHEREAS, Article IX of the Plan provides that the Company’s Board of Directors (the “Board”) shall have the right to alter or amend the Plan or any part of the Plan from time to time; and

WHEREAS, the Board now desires to amend Section 5.1 of the Plan, to increase the aggregate number of shares of the Company’s common stock that may be issued pursuant to Plan awards;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST: Effective May 17, 2012, Section 5.1 of the Plan is hereby amended by replacing “THREE MILLION (3,000,000) shares” as it heretofore appeared therein with “TWENTY MILLION FIVE HUNDRED THOUSAND (20,500,000) shares”.

SECOND: Except to the extent hereinabove provided, the Plan shall remain in full force and effect without further change or modification.

IN WITNESS WHEREOF, this Amendment Number 1 to the Plan is hereby adopted on behalf of the Company by the Board.

ATTEST:		CHINA 3C GROUP

By:
	Date			Date
Its:
Chairman, Compensation Committee